As filed with the Securities and Exchange Commission on December 7, 2000

                                                         Registration No. 333-

==============================================================================

                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C. 20549

                          ---------------------------

                                   FORM S-8
                            REGISTRATION STATEMENT

                                     UNDER

                          THE SECURITIES ACT OF 1933

                          ---------------------------


                       SUN INTERNATIONAL HOTELS LIMITED
            (Exact name of registrant as specified in its charter)


  Commonwealth of The Bahamas                         98-0136554
(State or other jurisdiction of                    (I.R.S. Employer
 incorporation or organization)                 Identification Number)

                                 Coral Towers
                         Paradise Island, The Bahamas
                   (Address of Principal Executive Offices)

                       Sun International Hotels Limited
                            2000 Stock Option Plan
                           (Full title of the plan)

                            Charles D. Adamo, Esq.
                       Sun International Hotels Limited
                               Executive Offices
                                 Coral Towers
                         Paradise Island, The Bahamas
                                (242) 363-6017
                     (Name, address and telephone number,
                  including area code, of agent for service)
                          ---------------------------


                                   Copy to:

                            Philip A. Gelston, Esq.
                            Cravath, Swaine & Moore
                                Worldwide Plaza
                               825 Eighth Avenue
                              New York, NY 10019
                          ---------------------------

                        CALCULATION OF REGISTRATION FEE

                                                                                    Proposed
                                                              Proposed               maximum
    Title of securities to be          Amount to be       maximum offering     aggregate offering         Amount of
           registered                   registered       price per share (1)        price (1)         registration fee
Ordinary Shares, $.001 par value        3,000,000              $19.19              $57,570,000           $15,198.48

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) and Rule 457(c) under the Securities Act of 1933 based on the average of the high and low prices of the registrant's Ordinary Shares as reported on the New York Stock Exchange on December 6, 2000.

==============================================================================

This Registration Statement, including all exhibits filed herewith, contains 19 pages numbered sequentially.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

     The following documents filed by Sun International Hotels Limited ("Sun International") with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

          (a) Sun International's Annual Report on Form 20-F for the fiscal year ended December 31, 1999.

          (b) All other reports filed by Sun International pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since December 31, 1999.

          (c) The description of Sun International's Ordinary Shares, par value $.001 per share (the "Ordinary Shares"), contained in Sun International's Registration Statement on Form 8-A (Registration No. 1-14226), registering the Ordinary Shares under Section 12(b) of the Exchange Act, and any amendments or reports filed for the purpose of updating such description.

     All documents filed by Sun International pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered hereby have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for the purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated herein by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

     Not applicable.


Item 5.  Interests of Named Experts and Counsel.

     The validity of the Ordinary Shares being offered hereby has been passed upon by Giselle M. Pyfrom, Esq., Senior Vice President and General Counsel in the Bahamas of Sun International. Ms. Pyfrom, as an officer and employee of Sun International, is a participant in the Sun International Hotels Limited 2000 Stock Option Plan.


Item 6.  Indemnification of Directors and Officers.

     Section 56 of the International Business Companies Act, as amended (the "IBCA"), empowers a company incorporated under the IBCA to indemnify against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred in connection with legal, administrative or investigative proceedings any person who is or was (a) a party or is threatened to be made a party to any threatened, pending or completed proceedings, whether civil, criminal, administrative or investigative, by reason of the fact that the person is or was a director, an officer or a liquidator of the company, or (b) at the request of the company, serving as a director, officer or liquidator of, or in any other capacity for, another company or a partnership, joint venture, trust or other enterprise, provided, however, that such indemnification may only be provided to a person if the person acted honestly and in good faith with a view to the best interests of the company and, in the case of criminal proceedings, the person had no reasonable cause to believe that his conduct was unlawful. The decision of the directors as to whether the person acted honestly and in good faith and with a view to the best interests of the company and as to whether the person had no reasonable cause to believe that his conduct was unlawful is, in the absence of fraud, sufficient for the purposes of the IBCA unless a question of law is involved.

     Sun International provides for indemnification of its directors and officers pursuant to Article 85 of its Articles of Association, as amended, which provides that, net of any indemnification an officer or director of Sun International receives from another source, Sun International will indemnify its officers and directors to the fullest extent permitted by the IBCA.

     Pursuant to Section 57 of the IBCA, a company incorporated under the IBCA may purchase and maintain insurance in relation to any person who is or was
(a) a director, a registered agent, an officer or a liquidator of the company, or (b) at the request of the company, serving as a director, a registered agent, an officer or a liquidator, or in any other capacity for, another company or a partnership, joint venture, trust or other enterprise against an liability asserted against and incurred by such person in that capacity, whether or not the company has or would have had the power to indemnify the person against the liability under Section 56 of the IBCA as described above.

     Sun International has purchased directors' and officers' liability insurance policies indemnifying its officers and directors and the officers and directors of its subsidiaries against claims and liabilities (with stated exceptions) to which they may become subject by reason of their positions with Sun International or its subsidiaries as directors and officers.

Item 7.  Exemption From Registration Claimed.

     Not applicable.


Item 8.  Exhibits.

 Exhibit
 Number                                               Description

4.1* Articles of Association of Sun International adopted April 28, 1995, as amended (incorporated by reference to Exhibits 3.3 and 3.4 of Sun International's Registration Statement on Form F-3 (Registration No. 33-80477))

4.2       Sun International Hotels Limited 2000 Stock Option Plan

4.3*      Form of Ordinary Share Certificate (incorporated by reference to
          Exhibit 4.1 of Sun International's Registration Statement on Form F-3 (Registration No. 33-80477))

5.1 Opinion of Giselle M. Pyfrom, Esq., as to the validity of the securities being registered

23.1      Consent of Arthur Andersen LLP

23.2      Consent of Giselle M. Pyfrom, Esq. (included in Exhibit 5.1)

24.1      Power of Attorney

------------------------------
     * Previously filed.

Item 9.  Undertakings.

     (a)  The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

          (2) That, for the purpose of determining any liability under the Securities Act of 1933 (the "Securities Act"), each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered hereunder which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the undersigned Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Commonwealth of The Bahamas, on December 7, 2000.

                                SUN INTERNATIONAL HOTELS LIMITED

                                    By /s/ Charles D. Adamo
                                       ------------------------------
                                       Charles D. Adamo
                                       Authorized Signatory

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

       Signature             Title                         Date

          *                  Chairman of the Board         December 7, 2000
--------------------------   of Directors and Chief
Solomon Kerzer               Executive Officer (Principal
                             Executive Officer)


          *                  Director                      December 7, 2000
--------------------------
Derek Hawton


--------------------------   Director
Peter Buckley


          *                  Director                      December 7, 2000
--------------------------
Howard Marks


          *                  Director                      December 7, 2000
--------------------------
Eric Siegel


          *                  Chief Financial Officer       December 7, 2000
--------------------------   and Secretary (Principal
John Allison                 Financial and Accounting
                             Officer and Authorized
                             Representative in the
                             United States)
*By /s/ Charles D. Adamo
    ----------------------
    Charles D. Adamo
    Attorney-in-fact

                                 EXHIBIT INDEX

 Exhibit                                                      Sequentially
 Number                      Description                      Numbered Page

4.1* Articles of Association of Sun International adopted April 28, 1995, as amended (incorporated by reference to Exhibits 3.3 and 3.4 of Sun
          International's Registration Statement on Form F-3
          (Registration No. 33-80477))

4.2       Sun International Hotels Limited 2000 Stock Option          7
          Plan

4.3* Form of Ordinary Share Certificate (incorporated by reference to Exhibit 4.1 of Sun International's
          Registration Statement on Form F-3 (Registration
          No. 33-80477))

5.1       Opinion of Giselle M. Pyfrom, Esq., as to the              17
          validity of the securities being registered

23.1      Consent of Arthur Andersen LLP                             18

23.2      Consent of Giselle M. Pyfrom, Esq. (included in
          Exhibit 5.1)

24.1      Power of Attorney                                          19





------------------------------
  * Previously filed.

 -----------------------------------------------------------------------
                  THIS DOCUMENT CONSTITUTES PART OF A
             PROSPECTUS COVERING SECURITIES THAT HAVE BEEN
              REGISTERED UNDER THE SECURITIES ACT OF 1933
 -----------------------------------------------------------------------

                   SUN INTERNATIONAL HOTELS LIMITED

                       3,000,000 ORDINARY SHARES

                           ($.001 Par Value)

         -----------------------------------------------------
                  OFFERED UNDER THE SUN INTERNATIONAL
                 HOTELS LIMITED 2000 STOCK OPTION PLAN
         -----------------------------------------------------


          This document contains information about the Sun International Hotels Limited 2000 Stock Option Plan (the "Plan") and the Ordinary Shares, $.001 par value each (the "Ordinary Shares"), of Sun International Hotels Limited (the "Company"), to be offered to certain employees, officers and directors of the Company under the terms of the Plan. The Ordinary Shares to be offered under the Plan have been approved for listing on the New York Stock Exchange, subject to official notice of issuance.

          No person has been authorized to give any information or to make any representations, other than as contained or incorporated by reference herein or delivered as described herein, in connection with the offer of Ordinary Shares under the Plan, and if given or made, such information or representation must not be relied upon as having been authorized by the Company. This document does not constitute an offer to sell the securities to which this document relates in any jurisdiction to any person to whom it is unlawful to make such an offer in such jurisdiction. Additional updating information may be furnished to participants in the Plan from time to time by means of supplements to this document. Neither delivery of this prospectus nor any sales hereunder shall under any circumstance create any implication that there has been no change in the affairs of the Company since the date hereof.

         -----------------------------------------------------

           The date of this Prospectus is December 7, 2000.

                           TABLE OF CONTENTS



                                                                     Page

Additional Information..........................................       3

Incorporation of Certain Documents by Reference.................       3

Introduction....................................................       4

The Plan........................................................       4

                        ADDITIONAL INFORMATION

          This document is delivered in compliance with the Securities Act of 1933, as amended (the "Securities Act"), and, together with the documents incorporated by reference as described below, constitutes a prospectus within the meaning of Section 10(a) of the Securities Act. A registration statement on Form S-8 (the "Registration Statement") has been filed by the Company under the Securities Act with the Securities and Exchange Commission (the "Commission") with respect to the Ordinary Shares offered hereby. As permitted by the rules and regulations of the Commission, this document omits certain information contained in the Registration Statement on file with the Commission.

          A copy of the Company's most recent Form 20-F filing under the Securities Exchange Act of 1934 (the "Exchange Act") accompanies this Prospectus or has been delivered to participants.

            INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

          The following documents are incorporated by reference into the Registration Statement and this document and will be provided to participants without charge upon written or oral request at the address and telephone number specified below:

     (a) The Company's annual report on Form 20-F for the fiscal year ended December 31, 1999;

     (b) The description of the Company's Ordinary Shares, $.001 par value each, contained in or incorporated by reference in the Company's Registration Statements filed pursuant to Section 12 of the Securities Exchange Act of 1934 (the "Exchange Act") and any amendments or reports filed for the purpose of updating such description; and

     (c) All other reports filed pursuant to Section 13(a) or 15(a) of the Exchange Act since December 31, 1999.

          All documents filed by the Company pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act, after the date hereof and prior to the filing of a post effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

          Written or oral requests for the above-referenced documents, or for information about the Plan and its administrators, should be directed to:

          Sun International, Bahamas
          Paradise Island
          P.O. Box N-4777
          Nassau, Bahamas

          Attn:  Charles A. Adamo, Esq.
                 Executive Vice President - Corporate
                   Development and General Counsel
                 Telephone: (242)363-6017

          The Company will send to Plan participants who do not otherwise receive such materials, copies of all reports, proxy statements and other communications distributed to the Company's shareholders generally no later than the time such material is sent to shareholders.

                             INTRODUCTION

          Sun International Hotels Limited, a Bahamian corporation (the "Company"), has its principal executive offices at Coral Towers, Paradise Island, The Bahamas and its telephone number is (242)
363-6000. This Prospectus relates to a maximum of 3,000,000 Ordinary Shares which may be offered under the Company's Plan.

          The principal provisions of the Plan are summarized below. Such summary does not purport to be complete and is subject in all respects to the provisions of the Plan.

                               THE PLAN

          Adoption and Purpose. On August 4, 2000, the shareholders approved the Sun International Hotels Limited 2000 Stock Option Plan (the "Plan") for the purpose of granting stock options to directors, officers and employees of the Company and of certain direct or indirect controlled subsidiaries of the Company. The general purpose of the Plan is to promote the interests of the Company and the relevant subsidiaries of the Company by providing to their directors, officers and employees incentives to continue and increase their efforts with respect to, and remain in the employ of, the Company and such subsidiaries.

          The Plan is not subject to the Employee Retirement Income Security Act of 1974, as amended, and is not a

"qualified plan" under Section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code").

          Administration. The Plan is administered by the Board of Directors of the Company (the "Board"), whose decision on all disputes is final. Subject to the express provisions of the Plan, the Board has plenary authority, in its discretion, to administer the Plan and to exercise all powers and authority either specifically granted to it under the Plan or necessary and advisable in the administration of the Plan, including, without limitation, the authority to (i) interpret the Plan, (ii) prescribe, amend and rescind rules and regulations relating to the Plan, (iii) determine the terms of all options granted under the Plan (which need not be identical), the purchase price of the securities covered by each option, the individuals to whom, and the time or times at which, options shall be granted, when an option can be exercised, and whether in whole or in installments, and the number of shares covered by each option and (iv) make all other necessary or advisable determinations with respect to the Plan.

          Participants. The Board from time to time selects the directors, officers, and employees of the Company and of its relevant subsidiaries to whom options are to be granted, and who will, upon such grants, become participants in the Plan (each a "participant", and collectively, "participants").

          Shares Subject to Plan. The options that may be granted under the Plan are to purchase Ordinary Shares. The Board may not grant options under the Plan for more than 3,000,000 Ordinary Shares, subject to any applicable adjustments. Ordinary Shares to be optioned and sold may be made available from either authorized but unissued Ordinary Shares or Ordinary Shares held by the Company in its treasury. Ordinary Shares that, by reason of the expiration of an option or otherwise, are no longer subject to purchase pursuant to an option granted under the Plan may be reoffered under the Plan.

          Grant of Options. All options under the Plan are granted by the Board. The Board determines the number of Ordinary Shares to be offered from time to time by means of options to participants of the Plan.

          Each grant of options is evidenced by a stock option agreement or certificate containing such terms, provisions and rules as are approved by the Board, consistent with the Plan. The Company executes stock option agreements or certificates upon instructions from the Board.

          Option Price. The purchase price of the Ordinary Shares under each option equals (i) 100 percent of the per share market value of the Ordinary Shares on the date the option is granted or (ii) an amount as may otherwise be determined by the Board.

          Option Period. Each option expires no later than the day before the tenth anniversary of the date on which such option was granted. Unless otherwise specified by the Board, options may be exercised by a participant at any time (i) after one year from the date such options were granted in respect of not more than 1/3 of such options, (ii) after two years from the date such options were granted in respect of not more than 2/3 of such options, less any such options exercised pursuant to clause (i) above and (iii) after three years from the date such options were granted in respect of 100 percent of such options, less any such options exercised pursuant to clauses (i) or (ii) above.

          Notwithstanding the foregoing, the Board shall have the discretion to accelerate the exercisability of an option granted to a participant pursuant to the Plan at any time, including in the event that such participant's employment is terminated, including, without limitation, by reason of death, retirement or disability.

          Unless otherwise set forth in the applicable stock option agreement or certificate, all options granted pursuant to this Plan shall become immediately exercisable upon a change in control. A change in control ("Change in Control") is considered to have occurred if any entity or group of entities that are unrelated to Sun International Investments Limited ("SIIL") or its affiliates, acting in concert acquire beneficial ownership (within the meaning of Rule 13d-3(a)(1) under the Exchange Act), directly or indirectly, of 25% or more of the outstanding Ordinary Shares or (b) during any period of 24 consecutive months, individuals who at the beginning of such period constituted the Board (together with any new or replacement directors whose election by such Board, or whose nomination for reelection, was approved by a vote of at least a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for reelection was previously so approved) cease for any reason to constitute a majority of the directors then in office; provided, however, that no Change in Control shall exist for so long as SIIL and its affiliates continue to be the beneficial owner of 30% or more of the Ordinary Shares and no entity is the owner of more of the Ordinary Shares than SIIL and its affiliates.

          Termination of Employment. Except as specifically provided below, in the event of the termination of employment of any participant, the participant holding such options shall (unless otherwise resolved by the Board) be entitled to exercise that number of options which such participant is entitled to exercise at termination of employment. Such options must be exercised within forty- five days from the date of the termination of employment, at which time all such options shall lapse.

          In the event that a participant's employment is terminated for cause (which, for these purposes, shall have the meaning established by the Board or, in the absence thereof, shall include, but not be limited to, insubordination, dishonesty, incompetence, moral turpitude, other misconduct of any kind and the refusal to perform duties and responsibilities for any reason other than illness or incapacity), then all options that had been granted to such participant and not exercised shall immediately lapse, unless otherwise resolved by the Board; provided, however, that if such termination occurs within 12 months of a Change in Control, then such participant may exercise all such options within forty-five days of the date of the termination of employment.

          In the event that a participant's employment is terminated as a result of such participant's death, such participant's heirs or the executors or administrators of such participant's estate shall be entitled to exercise that number of options which such participant would have been entitled to exercise at his death. Such options must be exercised within a period of twelve months following the date of death or such longer period (not exceeding two years from the date of death) as the Board may determine.

          In the event that a participant's employment is terminated as a result of such participant's retirement or disability before options granted to such participant have been fully exercised, then such participant shall be entitled to exercise that number of options which such participant is entitled to exercise at his retirement or disability. Such options must be exercised within a period of three months following the date of such retirement or disability.

          Payment; Method of Exercise. Payment upon the exercise of options must be made in cash unless the Board, in its discretion, permits a participant to make payment with any other form of consideration, including without limitation, Ordinary Shares already owned by the holder of the option or a note issued to the Company by such participant. No Ordinary Shares may be issued upon exercise of any option until payment of the purchase price therefor has been made, and a participant has none of the rights of a stockholder until such Ordinary Shares are issued to such participant.

          An option is exercised by written notice to the Company. Such notice must state that the holder of the option elects to exercise the option, the number of Ordinary Shares in respect of which it is being exercised and the manner of payment for such Ordinary Shares and must either (i) be accompanied by payment of the full purchase price of such Ordinary Shares or (ii) fix a date (not more than 10 business days from the date of exercise) for the payment of the full purchase price of such Ordinary Shares. Cash payments must be made in cash or by check payable to the order of the Company. Payments by Ordinary Shares (valued at market value on the date of exercise) must be made by delivery of stock certificates in negotiable form. If certificates representing Ordinary Shares are used to pay all or part of the purchase price of an option, a separate certificate must be delivered by the Company, representing the same number of Ordinary Shares as each certificate so used, and an additional certificate must be delivered, representing the additional shares to which the holder of the option is entitled as a result of the exercise of the option. Ordinary Shares will be issued within 30 days of the date of exercise.

          Withholding Taxes. If the Board shall so require, as a condition of exercise, each participant shall agree that (a) no later than the date of exercise of any option, the participant will pay to the Company or make arrangements satisfactory to the Company regarding payment of any taxes of any kind required by law to be withheld upon the exercise of such option (any such tax, a "Withholding Tax"); and
(b) the Company shall, to the extent permitted or required by law, have the right to deduct from any payment of any kind otherwise due to the participant, any such Withholding Tax.

          Effect of Certain Changes. If there is any change in the number of outstanding Ordinary Shares by reason of any stock dividend, stock split, recapitalization, combination, exchange of shares, merger, consolidation, liquidation, split-up, spin-off or other similar change in capitalization, any distribution to common shareholders, including a rights offering, other than cash dividends, or any like change, then the number of Ordinary Shares available for options, the number of such shares covered by outstanding options and the option price shall be proportionately adjusted by the Board to reflect such change or distribution. Any fractional shares resulting from such adjustment shall be eliminated.

          Restrictions on Transfer. Options may not be transferred other than by will or by the laws of descent and distribution. However, options may be transferred or assigned by a participant to
(i) a trust with respect to which such participant or a member of his or her family is a beneficiary or (ii) a corporation or other entity with respect to which the participant holds directly or indirectly more than 50 percent of the outstanding common stock or other equity interests.

          During a participant's lifetime, options granted to a participant may be exercised only by the participant, by his or her guardian or legal representative or by a transferee specified in the preceding paragraph. Any purported transfer or assignment of an option inconsistent with the foregoing restrictions shall cause the option to lapse. Each option agreement or certificate shall contain a statement to this effect.

          Federal Income Tax Consequences. Options granted under the Plan will be nonqualified options under the Code.

          If shares are issued to the original holder of an option, then

          (1) no income will be recognized by the holder at the time of grant of the option;

          (2) upon exercise of the option the holder will recognize taxable ordinary income in an amount equal to the excess of the fair market value of the shares acquired, measured at the time of exercise, over the option price;

          (3) subject to the limitation described below, the Company will be entitled to a deduction at the same time and in the same amount as the holder has income under clause (2); and

          (4) upon a subsequent sale of the shares so acquired, the holder will have short-term or long-term capital gain or loss, as the case may be, in an amount equal to the difference between the amount realized on such sale and the tax basis of the shares sold.

          If payment of the option price is made entirely in cash, the tax basis of the shares will be equal to their fair market value on the date of exercise, but not less than the option price, and their holding period will begin on the day after the tax basis of the shares is so determined.

          If the optionee uses previously owned shares to exercise an option in whole or in part, the transaction will not be considered to be a taxable disposition of the previ ously owned shares. The holder's tax basis and holding period of the previously owned shares will be carried over to the equivalent number of shares received on exercise. The tax basis of the additional shares received upon exer cise will be the fair market value of the shares on the date of exercise, but not less than the amount of cash used in payment, and the holding period for such additional shares will begin on the day after the tax basis of the shares is so determined. In order to facilitate recordkeeping by optionees, when an option is exercised with previously owned shares, the Company will deliver separate stock certificates to the optionee representing the shares surrendered and the additional shares to which the optionee is entitled as a result of the exercise.

          If the exercisability of an option is accelerated as a result of a Change in Control, all or a portion of the value of the option at that time may be a parachute payment for purposes of determining whether a 20% excise tax is payable by the employee as a result of the receipt of an excess parachute payment pursuant to
Section 4999 of the Code and whether the Company will lose the deduction otherwise available to it.

          Options transferred otherwise than by will or by the laws of descent and distribution may subject the employee to federal gift tax at the time of such transfer. Special income tax rules apply on the exercise of the option by the transferee.

          Limitation on Company's Deduction. Pursuant to Code Section 162(m), the Company's tax deduction for all compensation paid to specified officers in any one year after 1993 is limited to $1,000,000. It is anticipated that the Company's deduction arising from an officer's exercise of a stock option will be subject to this limitation.